Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-56051, 333-47815, 333-86593 and 333-114285 and Post-Effective Amendment No. 1 to Registration Statement No. 33-62135 of HRPT Properties Trust on Form S-3 of our report on the Statement of Revenues and Certain Operating Expenses of Hallwood Realty Partners, L.P. dated June 21, 2004, appearing in this Current Report on Form 8-K of HRPT Properties Trust.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 21, 2004